HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FIRST QUARTER 2015 RESULTS

-  Q1 2015 Comparable Portfolio RevPAR Growth of 6.9%  -

-  Q1 2015 Hotel EBITDA Growth of 22.4%  -

-  Repurchased Two Million Common Shares -

Philadelphia, PA, April 27, 2015 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the first quarter ended March  31, 2015.

First Quarter 2015 Financial Results

Adjusted Funds from Operations (“AFFO”) in first quarter 2015 increased $2.1 million to $13.7 million, compared to $11.6 million in first quarter 2014.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Units”) outstanding were approximately 207.6 million as of March 31, 2015, compared to approximately 209.0 million as of March 31, 2014.  AFFO per diluted common share and OP Unit was $0.07 in first quarter 2015,  compared to $0.06 per diluted common share and OP Unit reported in first quarter 2014.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO and Adjusted EBITDA, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Our first quarter 2015 results demonstrate the earnings power of a geographically diversified urban transient portfolio concentrated in gateway markets.  Our first quarter results are indicative of healthy lodging fundamentals and an improving macroeconomic backdrop fueled by consumer spending and a strong labor market.  Hotel EBITDA increased 22.4% to $29.5 million driven by market strength in our core markets, continued stabilization of our young assets, and returns from capital investments and ROI initiatives undertaken earlier this cycle. In addition to strong same store performance, our consolidated portfolio’s 10.9% RevPAR growth benefitted from 2014 acquisitions and new development projects.  While our Manhattan portfolio faced headwinds from new supply and reduced citywide activity during the quarter,  we were pleased that we outperformed the broader Manhattan market by a strong margin.  Our long-term conviction on New York City is firm.  Our portfolio is uniquely tailored for today’s corporate and leisure transient travelers, and the city’s preeminence as a financial, cultural, and technological hub continues to grow as evidenced by the rapidly increasing real estate values that continue to surpass record levels.”

Mr. Shah continued, “During the first quarter,  we took advantage of the dislocation in our stock price and repurchased approximately two million common shares for $12.6 million.

Repurchasing our shares is a prudent use of capital, especially when our shares trade at a material discount to net asset value.  As we move forward, we will consider additional repurchases during periods of price volatility, or when the market price does not appropriately reflect their inherent value. With the year’s most challenging quarter behind us, our confidence in industry fundamentals is unchanged.   Our young, diversified portfolio of urban transient hotels is well-positioned to deliver EBITDA growth as we proceed through the remainder of 2015.”

First Quarter 2015 Operating Results

During first quarter 2015, revenue per available room (“RevPAR”) at the Company's 46 consolidated hotels as of March 31, 2015, compared to 44 hotels as of March 31, 2014, increased 10.9% to $138.59.  The Company’s average daily rate (“ADR”) for the consolidated hotel portfolio increased 6.6% to $175.60, while occupancy increased 301 basis points to 78.9%. Hotel EBITDA margins for the consolidated hotel portfolio increased 70 basis points to 30.9%, with Hotel EBITDA increasing 22.4%, or $5.4 million, to $29.5 million.

During first quarter 2015, RevPAR at the Company's 44 comparable hotels as of March 31, 2015 increased 6.9% to $138.54.  The Company’s average daily rate for the comparable hotel portfolio increased 3.9% to $176.33, while occupancy increased 222 basis points to 78.6%. Hotel EBITDA margins for the comparable hotel portfolio declined 60 basis points to 31.0%.  Excluding renovations at the Hilton Garden Inn Tribeca, Hotel Milo, Sheraton JFK Hotel and the Residence Inn Coconut Grove, EBITDA margins were unchanged at 31.8%.

The Company’s best performing market during the first quarter was Boston, which reported 25.3% RevPAR growth.  The Company’s West Coast portfolio reported 18.4% RevPAR growth despite renovations at Hotel Milo, while the Washington, DC portfolio delivered 14.8% RevPAR growth.    The Company’s South Florida portfolio reported 7.9% RevPAR growth despite renovations at the Residence Inn Coconut Grove, which concluded in early March.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of March 31, 2015.  For first quarter 2015, the Company’s comparable New York City hotel portfolio (15 hotels) recorded a 2.7% decrease in RevPAR to $140.45, as ADR fell 1.6% to $167.41, while occupancy decreased 93 basis points to 83.9%.  The Company’s New York City hotel portfolio was negatively impacted by renovations at the Hilton Garden Inn Tribeca and Sheraton JFK.  Excluding these renovations, the New York City hotel portfolio reported a  0.8% RevPAR decrease.

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The Manhattan hotel portfolio consisted of 14 hotels as of March 31, 2015.  The difficult comparison to last year’s Super Bowl, reduced citywide activity in January and the delivery of new supply in the back half of 2014 and in early 2015 further impacted Manhattan’s seasonably weak first quarter. For first quarter 2015, the Company’s comparable Manhattan hotel portfolio (12 hotels) recorded a 3.2% RevPAR decline to $143.90 driven by a 2.7% decrease in ADR to $169.38 and an occupancy decrease of 46 basis points to 85.0%.  The Company’s portfolio of young, high quality assets significantly outperformed overall Manhattan RevPAR by 160 basis points.  In addition, when excluding renovations at the Hilton Garden Inn Tribeca, the Company’s comparable Manhattan hotel portfolio reported a 2.4% RevPAR decline, approximately 240 basis points better than the overall market.

Financing

As of March 31, 2015, the Company maintained significant financial flexibility with approximately $31.4 million of cash and cash equivalents, and approximately $215 million of capacity from the Company’s revolving line of credit provided under the Company’s credit facility.  As of March  31, 2015,  78.0% of the Company’s consolidated debt was fixed rate debt or effectively fixed through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 4.19% and a weighted average life-to-maturity of approximately 3.7 years assuming no extension options are exercised.

During first quarter 2015, the Company refinanced the mortgage debt at the Capitol Hill Hotel within a favorable financing environment in terms of rate, duration and proceeds.  The new $25.0 million loan is priced at 30-day LIBOR plus 2.25%, and is interest only for the full three-year term.

Share Repurchase Activity

The Company repurchased approximately two million outstanding common shares for $12.6 million during the first quarter at a weighted average cost of $6.36 per share.  The Company will continue to consider further repurchases during periods of share price volatility.

Dividends

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the first quarter 2015.   The preferred share dividends were paid April 15, 2015 to holders of record as of April 1, 2015.

The Company’s Board of Trustees also declared quarterly cash dividends of $0.07 per Common Share and per OP Unit for the first quarter. The Common Share dividend and the OP Unit distribution was paid April 15, 2015 to holders of record as of March 31, 2015.

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Net Income/Loss

Net loss applicable to common shareholders was $7.5 million, or $0.04 per diluted common share, in the first quarter 2015 compared to a net loss applicable to common shareholders of $9.6 million, or $0.05 per diluted common share, in first quarter 2014.

2015 Outlook

The Company is maintaining operating and financial expectations for 2015 for the Company’s consolidated and comparable portfolios.  These expectations assume operating and economic fundamentals remain unchanged and also assume no additional acquisitions, dispositions or capital market activities.  Based on management’s current outlook and assumptions, the Company’s 2015 operating expectations remain unchanged from previously announced expectations, and are as follows:

	2015 Outlook
($’s in millions except per share amounts)	Low	High
Net Income	$27.0	$31.0
Net Income per diluted share	$0.13	$0.15

Consolidated RevPAR Growth	6.0%	8.0%
Consolidated EBITDA Margin Growth	75 bps	125 bps

Comparable Property RevPAR Growth	5.0%	6.0%
Comparable Property EBITDA Margin Growth	50 bps	100 bps

Adjusted EBITDA	$176.0	$180.0

Adjusted FFO	$116.0	$120.0
Adjusted FFO per diluted share and unit	$0.56	$0.58

First Quarter 2015 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Tuesday, April 28, 2015.    A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-510-1765 or 1-719-457-2697 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Tuesday, April 28, 2015, through midnight Eastern Time on Tuesday, May 12, 2015. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 9999175.  A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 51 hotels totaling 8,259 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2015 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2015 outlook regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, and to outperform, the ability of the Company’s hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in the Company’s portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of April 27, 2015, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2015	December 31, 2014
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $83,871 and $84,247	$1,732,736	$1,745,483
Investment in Unconsolidated Joint Ventures	10,742	11,150
Cash and Cash Equivalents	31,428	21,675
Escrow Deposits	17,912	16,941
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $81 and $39	10,129	9,363
Deferred Financing Costs, Net of Accumulated Amortization of $7,352 and $6,938	7,981	8,605
Due from Related Parties	6,415	6,580
Intangible Assets, Net of Accumulated Amortization of $3,622 and $3,514	7,212	7,316
Other Assets	29,745	28,426
Total Assets	$1,854,300	$1,855,539

Liabilities and Equity:
Line of Credit	$34,500	$-
Unsecured Term Loan	250,000	250,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $53,721 and $54,132	613,840	617,375
Accounts Payable, Accrued Expenses and Other Liabilities	52,312	54,115
Dividends and Distributions Payable	17,810	17,909
Due to Related Parties	9,875	7,203
Total Liabilities	$1,029,885	$998,150

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at March 31, 2015 and December 31, 2014, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized, 196,907,816 and 198,835,083 Shares Issued and Outstanding at March 31, 2015 and December 31, 2014, respectively	1,969	1,989
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2015 and December 31, 2014	-	-
Accumulated Other Comprehensive Loss	(914)	(358)
Additional Paid-in Capital	1,183,098	1,193,056
Distributions in Excess of Net Income	(389,040)	(365,381)
Total Shareholders' Equity	795,189	829,382

Noncontrolling Interests:
Noncontrolling Interests - Common Units	30,465	29,082
Noncontrolling Interests - Consolidated Variable Interest Entity	(1,239)	(1,075)
Total Noncontrolling Interests	29,226	28,007

Total Equity	824,415	857,389

Total Liabilities and Equity	$1,854,300	$1,855,539

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2015	March 31, 2014
Revenues:
Hotel Operating Revenues	$95,688	$79,917
Other Revenue	24	33
Total Revenues	95,712	79,950

Operating Expenses:
Hotel Operating Expenses	57,355	48,776
Insurance Recoveries	-	(2,045)
Hotel Ground Rent	728	410
Real Estate and Personal Property Taxes and Property Insurance	8,270	6,806
General and Administrative	2,808	2,790
Share Based Compensation	1,539	1,112
Acquisition and Terminated Transaction Costs	118	134
Depreciation and Amortization	18,253	16,343
Total Operating Expenses	89,071	74,326

Operating Income	6,641	5,624

Interest Income	48	398
Interest Expense	(10,635)	(10,048)
Other Expense	(169)	(198)
Loss on Debt Extinguishment	-	(644)
Loss before Loss from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	(4,115)	(4,868)

Loss from Unconsolidated Joint Ventures	(274)	(420)

Loss before Income Taxes	(4,389)	(5,288)

Income Tax Benefit	-	108

Loss from Continuing Operations	(4,389)	(5,180)

Discontinued Operations
Gain on Disposition of Discontinued Assets	-	138
Impairment of Discontinued Assets	-	(1,800)
Income from Discontinued Operations, Net of Income Taxes	-	329
Loss from Discontinued Operations	-	(1,333)

Net Loss	(4,389)	(6,513)

Loss Allocated to Noncontrolling Interests	443	507
Preferred Distributions	(3,589)	(3,589)

Net Loss Applicable to Common Shareholders	$(7,535)	$(9,595)

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	Three Months Ended
	March 31, 2015	March 31, 2014
Earnings per Share:
BASIC
Loss from Continuing Operations Applicable to Common Shareholders	$(0.04)	$(0.04)
Loss from Discontinued Operations	0.00	(0.01)

Net Loss Applicable to Common Shareholders	$(0.04)	$(0.05)

DILUTED
Loss from Continuing Operations Applicable to Common Shareholders	$(0.04)	$(0.04)
Loss from Discontinued Operations	0.00	(0.01)

Net Loss Applicable to Common Shareholders	$(0.04)	$(0.05)

Weighted Average Common Shares Outstanding:
Basic	198,331,158	200,743,751
Diluted	198,331,158	200,743,751

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

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Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back preferred share extinguishment costs
•	adding back prior period tax assessment expenses
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2015	March 31, 2014

Net loss applicable to common shares	$(7,535)	$(9,595)
Loss allocated to noncontrolling interest	(443)	(507)
Loss from unconsolidated joint ventures	274	420
Gain on disposition of hotel properties	-	(138)
Loss from impairment of depreciable assets	-	1,800
Depreciation and amortization	18,253	16,343
Funds from consolidated hotel operations applicable to common shares and Partnership units	10,549	8,323

Loss from unconsolidated joint venture investments	(274)	(420)
Depreciation and amortization of purchase price in excess of historical cost	120	143
Interest in depreciation and amortization of unconsolidated joint ventures	1,093	871
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	939	594

Funds from Operations applicable to common shares and Partnership units	11,488	8,917

Add:
Non-cash share based compensation expense	1,539	1,112
Acquisition and terminated transaction costs	118	134
Amortization of deferred financing costs	719	790
Amortization of discounts and premiums	(253)	(219)
Deferred financing costs written off in debt extinguishment	-	644
Straight-line amortization of ground lease expense	122	40
State and local tax expense related to reassessment of prior period assessment	-	217

Adjusted Funds from Operations	$13,733	$11,635

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.07	$0.06

Diluted Weighted Average Common Shares and Units Outstanding	207,608,842	208,959,655

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2015	March 31, 2014

Net loss applicable to common shareholders	$(7,535)	$(9,595)
Loss allocated to noncontrolling interest	(443)	(507)
Loss from unconsolidated joint ventures	274	420
Gain on disposition of hotel properties	-	(138)
Loss from impairment of assets	-	1,800
Non-operating interest income	(42)	(8)
Distributions to Preferred Shareholders	3,589	3,589
Interest expense from continuing operations	10,635	10,048
Interest expense from discontinued operations	-	354
Income tax benefit	-	(108)
Deferred financing costs written off in debt extinguishment	-	644
Depreciation and amortization from continuing operations	18,253	16,343
Acquisition and terminated transaction costs	118	134
Non-cash share based compensation expense	1,539	1,112
Straight-line amortization of ground lease expense	122	40
State and Local tax expense related to reassessment of prior period assessment	-	217

Adjusted EBITDA from consolidated hotel operations	26,510	24,345

Loss from unconsolidated joint venture investments	(274)	(420)
Add:
Depreciation and amortization of purchase price in excess of historical cost	120	143
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,013	2,054

Adjusted EBITDA from unconsolidated joint venture operations	1,859	1,777

Adjusted EBITDA	$28,369	$26,122

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Phone:  215-238-1046

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